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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            VOICEFLASH NETWORKS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                FLORIDA                                65-0623427
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(State of incorporation or organization)   (I.R.S. employer identification no.)

6401 CONGRESS AVENUE, SUITE 250, BOCA RATON, FLORIDA                  33487
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         (Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                           NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                            EACH CLASS IS TO BE REGISTERED
-------------------                           ---------------------------------

         N/A                                                 N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                Class A Redeemable Common Stock Purchase Warrants
                                (Title of Class)


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ITEM 1.           Description of Registrant's Securities to be Registered.

                  The information called for by this Item 1 is incorporated herein by reference from the Registrant's Registration Statement on Amendment Form S-4 (File No. 333-55638) as filed with the Commission on May 9, 2001, as amended.

ITEM 2.           Exhibits.

                  1.       Agreement and Plan of Merger [2.1]***

                  2.       Articles of Incorporation of the Registrant. [3.1]*

                  3 Articles of Amendment to the Articles of Incorporation of the Registrant. [3.2]**

                  4.       By-Laws of the Registrant. [3.3]*

                  5.       Form of Class A Common Stock Purchase Warrant
                           [4.3]***












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         *        Filed as an exhibit to the Registrant's Registration
                  Statement, as amended, on Form SB-2 (File No. 333-47715) as filed with the Securities and Exchange Commission on May 28, 1998.

         ** Filed as an exhibit to the Registrant's Registration Statement, as amended, on Form S-4 (File No. 333-55638) as filed with the Securities and Exchange Commission on May 9, 2001.

         *** Filed as an exhibit to Bristol Retail Solutions, Inc.'s Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on October 22, 1996, File No. 333-5570-LA.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              VOICEFLASH NETWORKS, INC.
                                              (Registrant)


Date: July 9, 2001                            BY:  /s/ CHARLES SCHER
                                              ---------------------------------
                                              Charles Scher, CEO